SILICON GAMING, INC.
                              LIST OF SUBSIDIARIES


               Subsidiary                                  Jurisdiction
               ----------                                  ------------
     Silicon Gaming-Colorado, Inc.                           Colorado
     Silicon Gaming-Louisiana                                Louisiana
     Silicon Gaming-Michigan                                 Michigan
     Silicon Gaming-Minnesota                                Minnesota
     Silicon Gaming-Mississippi, Inc.                        Mississippi
     Silicon Gaming-Missouri, Inc.                           Missouri
     Silicon Gaming-Nevada                                   Nevada
     Silicon Gaming-New Jersey, Inc.                         New Jersey
     Silicon Gaming-Indiana, Inc.                            Indiana
     Silicon Gaming-Illinois                                 Illinois
     Silicon Gaming-Iowa                                     Iowa
     Silicon Gaming-New Jersey, Inc.                         New Jersey
     UBet.com., Inc.                                         Delaware